UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):    May 13, 2013

THE FRESH MARKET, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	1-34940 (Commission File Number)	56-1311233 (I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 20, 2013, The Fresh Market, Inc. (the “Company”), announced the appointment of Jeffrey Ackerman as its Executive Vice President and Chief Financial Officer, effective June 3, 2013.

Mr. Ackerman, 50, served as Executive Vice President and Chief Financial Officer at Sealy Corporation, one of the largest bedding manufacturers in the world, from 2006 to 2013. From 1997 to 2006, Mr. Ackerman was Vice President, Finance with Dade Behring, Inc., a medical diagnostics company. From 1989 to 1997, he held a variety of finance roles at the Frito-Lay branded snack division of PepsiCo Inc. Mr. Ackerman holds a Masters in Business Administration from the University of Texas at Austin and a Bachelor of Science in Industrial Management from Purdue University.

In connection with an offer letter entered into between Mr. Ackerman and the Company, he will receive (a) an annual base salary of $400,000, (b) a restricted stock grant with a grant date value of $300,000, (c) a sign-on bonus of $160,000; and (d) a total of $420,000 of Grant Date value (GDV) of equity, pro-rated for the time period from June 3, 2013 until the end of the Company's 2013 fiscal year, in the form of options (forty percent (40%)), restricted shares (thirty percent (30%)) and performance share units (thirty percent (30%)). There are no arrangements or understandings between Mr. Ackerman and any other persons pursuant to which Mr. Ackerman was appointed as an executive officer of the Company.

A press release announcing Mr. Ackerman’s appointment is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press release of The Fresh Market, Inc. dated May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: May 20, 2013    By:     /s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President - General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The Fresh Market, Inc. dated May 20, 2013